                                                                     Exhibit 4.1


           SONIC AUTOMOTIVE, INC. (A DELAWARE CORPORATION), AS ISSUER,

                                       AND

                   U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

          FIRST SUPPLEMENTAL INDENTURE, DATED AS OF MAY 7, 2002 TO THE INDENTURE, DATED AS OF MAY 7, 2002, AMONG THE ISSUER, THE TRUSTEES AND
                        THE GUARANTORS SET FORTH THEREIN


              5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2009

Reconciliation and tie between Trust Indenture Act of 1939, as amended, Base Indenture and First Supplemental Indenture, dated as of May 7, 2002

                               Table of Contents
                               -----------------

                                                                                                                Page
                                                                                                                ----
ARTICLE ONE DEFINITIONS  .........................................................................................5

    SECTION 1.1.         Certain Terms Defined in the Base Indenture..............................................5

    SECTION 1.2.         Definitions..............................................................................5

ARTICLE TWO FORM AND TERMS OF THE NOTES..........................................................................11

    SECTION 2.1.         Form of  Face of Note...................................................................11

    SECTION 2.2.         Form of Reverse of Note.................................................................16

    SECTION 2.3.         Applicability of Provisions Regarding Form of Subsidiary Guarantee......................25

    SECTION 2.4.         Applicability of Provisions Regarding Form of Legend for Global Securities..............25

    SECTION 2.5.         Applicability of Provisions Regarding Form of Trustee's Certificate of Authentication...25

    SECTION 2.6.          Execution, Authentication, Delivery and Discharge......................................25

    SECTION 2.7.          Registration, Registration of Transfer and Exchange....................................26

    SECTION 2.8.          Satisfaction and Discharge.............................................................28

    SECTION 2.9.          Events of Default......................................................................29

    SECTION 2.10.        Merger, Conversion, Consolidation or Succession to Business.............................36

    SECTION 2.11.        Applicability of Provisions Regarding Appointment of Authenticating Agent...............37

    SECTION 2.12.        Consolidation, Merger, Sale or Conveyance...............................................37

    SECTION 2.13.        Supplemental Indentures.................................................................38

    SECTION 2.14.        Application of Certain Sections of the Indenture Regarding Covenants of the Company.....42

    SECTION 2.15.        Purchase of Notes upon a Change in Control..............................................42

    SECTION 2.16.        Provision of Financial Statements.......................................................45

    SECTION 2.17.        Waiver of Certain Covenants.............................................................46

                                Table of Contents
                                -----------------

                                   (continued)

                                                                                                                Page
                                                                                                                ----
    SECTION 2.18.        Redemption of Notes.....................................................................46

    SECTION 2.19.        Subordination of the Notes..............................................................49

    SECTION 2.20.        Application of the Article of the Indenture Regarding Subsidiary Guarantee..............56

    SECTION 2.21.        Application of the Article of the Indenture Regarding Defeasance and Covenant
                                Defeasance.......................................................................56

    SECTION 2.22.        Applicability of the Article of the Indenture Regarding Sinking Funds...................56

    SECTION 2.23.        Conversion..............................................................................57

ARTICLE THREE MISCELLANEOUS......................................................................................

    SECTION 3.1.         Independence of Covenants...............................................................68

    SECTION 3.2.         Schedules and Exhibits..................................................................68

    SECTION 3.3.         Counterparts............................................................................68

    SECTION 3.4.         Ratification............................................................................68

    SECTION 3.5.         Construction............................................................................68

    SECTION 3.6.         Effectiveness...........................................................................69

                          FIRST SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of May 7, 2002 among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "Company"), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, a [New York banking corporation], as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company, the Trustee and the Guarantors executed and delivered an Indenture, dated as of May 7, 2002 (the "Base Indenture," and as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

                  WHEREAS, the issuance and sale of $149,500,000 aggregate principal amount of a new series of the Company's 5 1/4% Convertible Senior Subordinated Notes due May 7, 2009 (the "Notes") has been authorized by resolutions adopted by the Board of Directors of the Company as of April 10, 2002;

                  WHEREAS, the Company desires to issue and sell $149,500,000 aggregate principal amount of the Notes on the date hereof plus any portion of the Option Amount;

                  WHEREAS, Section 901 of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors, when authorized by their respective Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to, among other things, to (a) add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, (b) to add additional Events of Default for the benefit of the Holders of all or any series of Securities, (c) to establish the form or terms of any series of Securities, and (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision in the Base Indenture, or to make any other provisions with respect to matters or questions arising under the Base Indenture;

                  WHEREAS, the Company and the Guarantors desire to (a) add covenants of the Company and additional Events of Default for the benefit of the Holders of all series of Securities, including the Notes (except as may be provided in a future supplemental indenture to the Indenture (a "Future Supplemental Indenture"), (b) establish the form and terms of the Notes and (c) provide whether certain Articles of the Indenture will apply to all series of Securities, including the Notes (except as may be provided in a Future Supplement Indenture); and

                  WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto herby enter into this First

Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.1. Certain Terms Defined in the Base Indenture.
                      --------------------------------------------

                  Except as may be provided in a Future Supplemental Indenture, all capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby; provided, however, that any term defined in the Base Indenture that is also defined in this First Supplemental Indenture shall for all purposes of this First Supplemental Indenture and all matters relating to the Notes, have the meaning set forth in this First Supplemental Indenture.

         SECTION 1.2. Definitions.
                      ------------

                  (a) Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 101 of the Indenture shall be amended
(i) by adding the following new definitions if such definitions are not contained in the Base Indenture and (ii) if the terms set forth below are found in the Base Indenture, by replacing the terms and their meanings set forth in the Base Indenture with those set forth below:

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

                  "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company's and the Company's Subsidiaries' assets, taken as a whole, to any Person or group; (ii) the adoption of a plan relating to the Company's liquidation or dissolution; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Company's outstanding Voting Stock; (iv) the occurrence of any "going private transaction" with respect to the Class A common stock under Rule 13e-3 of the Securities Act; (v) any person or group acquires in one or more transactions an amount of Class A common stock which is at the time great enough to result in the Class A common stock being delisted from the principal United States national securities exchange (or the Nasdaq

National Market) on which the shares are then listed; or (vi) the first day on which more than a majority of the members of the Company's Board of Directors are not Continuing Directors.

                  "Class A common stock" means the Company's Class A common stock, par value $.01 per share, or any successor common stock thereto.

                  "Company" means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Company" shall mean such successor Person. All references to the Company exclude, unless otherwise expressly stated or the context otherwise requires, its Subsidiaries.

                  "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, or (viii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

                  "Continuing directors" means any member of our board of directors who (i) was a member of our board of directors on the date of original issuance of the Notes; or (ii) was nominated for election to our board of directors with the approval of, or whose election to our board of directors was ratified by, at least a majority of the continuing directors who were members of our board of directors at the time of such nomination or election.

                  "Conversion Agent" means any Person (including the Company) authorized by the Company receive Notes (and related documentation) upon conversion thereof.

                  "Conversion Price" means, initially, $43.87, and at any point, the price obtained by dividing $1,000 by the Conversion Rate then in effect, rounded to the nearest cent.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Floor Plan Facility or the Revolving Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

                  "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by a Permitted Holder; (iii) any partnership if at least 80% of the value of the partnership interests are owned by a Permitted Holder; (iv) any limited liability or similar company if at least 80%of the value of the Company is owned by a Permitted Holder; and (v) any trusts created for the benefit of any of the persons listed in clauses (i) or
(ii) of this definition.

                  "Floor Plan Facility" means an agreement from Ford Motor Credit Company, or any other bank or asset-based lender pursuant to which the Company or any Subsidiary incurs Indebtedness all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility.

                  "Future Supplemental Indenture" means any supplemental indenture other than this First Supplemental Indenture which relates to, amends, or supplements the Base Indenture, this First Supplemental Indenture or any Future Supplemental Indenture.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in this First Supplemental Indenture were in effect as of the Issue Date and (ii) for purposes of complying with the reporting requirements contained in this First Supplemental Indenture are in effect from time to time.

                  "Global Note" means a Note that evidences all or part of the Notes and bears the legend set forth in Section 2.1 of this First Supplemental Indenture.

                  "Holder" or "Noteholder" means any holder of any Notes.

                  "Indenture Obligations" means the obligations of the Company and any other obligor with respect to the Notes under this Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture (with respect to the Notes), the Notes and the performance of all other obligations to the trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

                  "Issue Date" means the date hereof.

                  "Legal Holiday" means any day other than a Business Day.

                  "Manufacturer" means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Subsidiary.

                  "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the purchase date and whether by declaration of acceleration, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

                  "Outstanding 11% Notes" means the Company's outstanding (a) 11% Senior Subordinated Notes due 2008, Series B and (b) 11% Senior Subordinated Notes due 2008, Series D.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes, including without limitation, the Outstanding 11% Notes.

                  "Permitted Holders" means (i) Mr. O. Bruton Smith or Mr. William S. Egan and their respective guardians, conservators, committees, or attorneys-in-fact; (ii) lineal descendants of Mr. Smith or Mr.Egan (in either case, a "Descendant ") and their respective guardians, conservators, committees or attorneys-in-fact; and each "Family Controlled Entity."

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Notes" means every previous Note, including without limitation, any Notes evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Redemption Date" means, when used with respect to any Note to be redeemed pursuant to any provision in this Indenture, the date fixed for such redemption by or pursuant to this Indenture.

                  "Revolving Facility" means the Credit Agreement among the Company, certain of the Company's subsidiaries and Ford Motor Credit Company, dated as of December 15, 1997, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

                  "Sale Price" of Capital Stock on any Trading Day or any other day means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal United States securities exchange on which the Capital Stock is listed or, if the Capital Stock is not listed on a United States national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at anytime owing, actually or contingent, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness "shall (x) include any Floor Plan Facility and the Revolving Facility to the extent the Company is a party to them and (y) not include

                  (i)      Indebtedness evidenced by the Outstanding 11% Notes;

                  (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company;

                  (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

                  (iv) Indebtedness which is represented by Redeemable Capital Stock or Preferred Stock;

                  (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

                  (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries;

                  (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

                  (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture; and

                  (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

                  "Special Payment Date" means, for the payment of any Defaulted Interest, the payment date fixed by the Company with respect to such interest in accordance with Section 307 of the Base Indenture.

                  "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

                  "Subsidiary" of a Person means:

                  (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

                  (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

                  (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

                  "Trading Day" means any day on which the New York Stock Exchange is open for trading, or if the applicable security is quoted on the Nasdaq national market, a day on which trades may be made on such market, or, if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

                  (b) Other definitions used and defined in this First Supplemental Indenture:


                 Term                                                                    Defined in Section (of
                 ----                                                                    this First Supplemental
                                                                                                Indenture)
                                                                                                ----------
                 "Average Sale Price"                                                              2.23
                 "Base Indenture"                                                                Recitals
                 "Change in Control Offer"                                                         2.15

                 "Change in Control Purchase Date"                                                 2.15
                 "Change in Control Purchase Notice"                                               2.15
                 "Change in Control Purchase Price"                                                2.15
                 "control," "controlling" and "controlled"                                    definition of
                                                                                                Affiliate
                 "Conversion Date"                                                                 2.23
                 "Conversion Rate"                                                                 2.23
                 "Event of Default"                                                                2.9
                 "Ex-Dividend Date"                                                                2.23
                 "Ex-Dividend Time"                                                                2.23
                 "Extraordinary Cash Dividend"                                                     2.23
                 "F"                                                                               2.23
                 "First Supplemental Indenture"                                                  Preamble
                 "herein" and "hereof"                                                           Recitals
                 "Indenture"                                                                       2.23
                 "Initial Period"                                                                  2.19
                 "maximum fixed repurchase price"                                             definition of
                                                                                               Indebtedness
                 "Measurement Period"                                                              2.23
                 "Non-payment Default"                                                             2.19
                 "Note Register"                                                                   2.7
                 "Note Registrar"                                                                  2.7
                 "Noteholder"                                                              definition of Holder
                 "Notes"                                                                         Recitals
                 "Payment Blockage Period"                                                         2.19
                 "Payment Default"                                                                 2.19
                 "Permitted Junior Notes"                                                          2.19
                 "Post-Distribution Price"                                                         2.23
                 "Regular Record Date"                                                             2.1
                 "Relevant Cash Dividends"                                                         2.23
                 "Required Filing Date"                                                            2.16
                 "Rights"                                                                          2.23
                 "Rights Agreement"                                                                2.23
                 "Surviving Entity"                                                                2.12
                 "Trustee"                                                                       Preamble
                 "Time of Determination"                                                           2.23

                                  ARTICLE TWO

                           FORM AND TERMS OF THE NOTES

         SECTION 2.1. Form of Face of Note.
                      ---------------------

                  The form of the face of any Notes authenticated and delivered hereunder and of the Trustee's Certificate of Authentification shall be substantially as follows:

                        [Legend if Note is a Global Note]

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE TWELVE OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY TO ALL SENIOR INDEBTEDNESS; AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE TWELVE OF THE INDENTURE.

                             SONIC AUTOMOTIVE, INC.
                               ------------------

              5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2009


                                                             CUSIP NO. 83545GAE2

No. 1                                                        $149,500,000



                  Sonic Automotive, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of $149,500,000 United States dollars, or such other principal amount (which, when taken together with the principal amounts of all other Notes then Outstanding, shall not exceed $149,500,000 less the principal amount of Notes redeemed by the Company in accordance with the Indenture) as may be set forth on the Note Register on Appendix A hereto in accordance with the Indenture, on May 7, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from May 7, 2002, semiannually on May 7 and November 7 in each year, commencing November 7, 2002 at the rate of 5 1/4% per annum in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 22 or October 23 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

                  Payment of the principal of, premium, if any, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in The City of New York maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, 20th Floor, New York, New York, 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                              Sonic Automotive, Inc.

                              By:
                                    -------------------------------------------
                              Name:
                              Title:

Attest:

------------------------------
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 5 1/4% Convertible Senior Subordinated Notes due 2009, referred to in the within-mentioned Indenture.


                              U.S Bank National Association,
                                   as Trustee

                              By:
                                    -------------------------------------------
                                    Authorized Signer

Dated:





                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section Section 1010 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1010 of the Indenture, state the amount (in original principal amount):

                                $ ---------------



Date:                                 Your Signature:
     --------------------------------                 --------------------------

(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                      ----------------------------------------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Notes and Exchange Commission Rule 17Ad-15]

         SECTION 2.2. Form of Reverse of Note.
                      ------------------------

                  Except as may be provided in a Future Supplemental Indenture, the provisions of Section 203 of the Base Indenture are amended (with respect to the Notes only) in its entirety and restated as follows:

                  The form of the reverse of the Notes shall be substantially as follows:

                             Sonic Automotive, Inc.
              5 1/4% Convertible Senior Subordinated Note due 2009

                  This Note is one of a duly authorized issue of Notes of the Company designated as its 5 1/4% Convertible Senior Subordinated Notes due 2009 (herein called the "Notes"), limited in aggregate principal amount to $149,500,000, issued under and subject to the terms of an indenture, dated as of May 7, 2002, among the Company, the Guarantors (as defined in the Base Indenture), if any, (to the extent party thereto) and U.S. Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) (the "Base Indenture," and as supplemented by a "First Supplemental Indenture" of the same date, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         Redemption of Notes at the Option of the Company

                  The Notes are subject to redemption at any time on or after May 7, 2005, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed as indicated below:

                           Period                                                  Redemption Price
                           ------                                                  ----------------
                  Beginning on May 7, 2005 and ending on May 6, 2006                   103%
                  Beginning on May 7, 2006 and ending on May 6, 2007                   102.25%
                  Beginning on May 7, 2007 and ending on May 6, 2008                   101.50%
                  Beginning on May 7, 2008 and thereafter                              100.75%

, in each case, together with accrued and unpaid interest, if any, to (but excluding) the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by lot, or in its discretion, on a pro rata basis. If a portion of a Holder's Notes is selected for partial redemption and that Holder converts (as described below) a portion of his Notes, the converted portion will be deemed to be of the portion selected for redemption. No sinking fund is provided for the Notes.

                  In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Change in Control Permits Purchase of Notes by Us at the Option of the Holder

                  Upon the occurrence of a Change in Control, each Holder may require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of the purchase, in accordance with the procedures set forth in the Indenture.

         Conversion

         Conversion Based on Class A Common Stock Price

                  Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Notes into the Company's Class A common stock in any fiscal quarter commencing after June 30, 2002, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Class A common stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such preceding fiscal quarter is more than 110% of the Conversion Price per share of Class A common stock on the last day of such preceding fiscal quarter. If the foregoing condition is satisfied, then the Notes will be convertible at any time, at the option of the Holder, through Maturity.

                  The Conversion Price per share of Class A common stock as of any day will initially equal $46.87. Upon adjustment to the Conversion Rate (as described below), the Conversion Price shall be adjusted to equal $1,000 divided by the Conversion Rate and rounded to the nearest cent.

         Conversion Based on Trading Price of the Notes

                  Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, on or before May 7, 2007, a Holder also may convert his Notes into shares of the Company's Class A common stock at any time after a 10 consecutive Trading Day period in which the average of the trading prices for the Notes for that 10 Trading Day period was less than 103% of the average conversion value for the Notes during that period.

                  The conversion value of a Note is equal to the product of the closing sale price for shares of the Company's Class A common stock on a given day multiplied by the then current Conversion Rate, which is the number of shares of Class A common stock into which each $1,000 principal amount of Notes is then convertible. The trading price of the Notes on any date of determination is the average of the secondary market bid quotations per Note obtained by the Company or the calculation agent (which may be reasonably selected by the Company and may be the Trustee) for $2,500,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company's selects, provided that if at least two such bids cannot reasonably be obtained by the Company or the calculation agent, but one such bid is obtained, then this one bid shall be used.

         Conversion Based on Redemption.

                  Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder also may convert into Class A common stock a Note or a portion thereof called for redemption at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time. A Note for which a Holder has delivered a Change in Control Purchase Notice, as described in the Indenture, requiring us to purchase such Note may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture.

         Conversion Upon Certain Distributions by the Company

                  Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 1707 of the Indenture, or a dividend or a distribution described in Section 1708 of the Indenture where the Fair Market Value, per share, of such dividend or distribution per share of Class A common stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Class A common stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Notes may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right (which notice the Company is hereby required to give at least 20 days prior to the Ex-Dividend Time for such dividend or distribution), and Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

         Conversion Upon Occurrence of Certain Corporate Transactions.

                  Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, if the Company is party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, a Note may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, at the effective date, the right to convert a Note into Class A common stock will be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted the Holder's Notes immediately prior to the transaction. If such transaction also constitutes a Change in Control of the Company, the holder will be able to require the Company to purchase all or a portion of such Holder's Notes.

                  The initial Conversion Rate is 21.3379 shares of Class A common stock per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture and as described below. The Company will deliver cash or a check in lieu of any fractional share of Class A common stock in such amount as is equal to the applicable portion of the then current sale price of the Company's Class A common stock on the Trading Day immediately preceding the Conversion Date.

                  To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class A common stock except as provided in the Indenture. On conversion of a Note, a Holder will not receive any cash payment of interest representing accrued and unpaid interest, except as described below. Delivery to the Holder of the full number of shares of Class A common stock into which the Note is convertible, together with any cash payment of such Holder's fractional shares, will be deemed: (i) to satisfy the Company's obligation to pay the principal amount at maturity of the Note; and (ii) to satisfy the Company's obligation to pay accrued and unpaid interest attributable to the period from the date of the most recent interest payment through the Conversion Date.

                  As a result, accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest, if any, will be payable upon any conversion of Notes at the option of the Holder made concurrently with or after acceleration of the Notes following an Event of Default. Holders of Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion, and such Notes (except Notes called for redemption) upon surrender must be accompanied by funds equal to the amount of semiannual interest payable on the principal amount of Notes so converted.

                  The Conversion Rate will not be adjusted for accrued and unpaid interest. A certificate for the number of full shares of Class A common stock into which any Note is converted, together with any cash payment for fractional shares, will be delivered through the Conversion Agent as soon as practicable following the Conversion Date.

                  The Conversion Rate will be adjusted for dividends or distributions on Class A common stock payable in Class A common stock or other of the Company's Capital Stock;

subdivisions, combinations or certain reclassifications of Class A common stock; distributions to all holders of Class A common stock of certain rights to purchase Class A common stock for a period expiring within 60 days issuance for such distribution at less than the then current Sale Price of the Class A common stock at the Time of Determination; and distributions to the holders of the Company's Class A common stock of a portion of the Company's assets (including shares of Capital Stock of a Subsidiary) or debt securities issued by the Company or certain rights to purchase the Company's securities (excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 5% of the sale price of the Company's Class A common stock on the day preceding the date of declaration of such dividend or other distribution). However, no adjustment need be made if Noteholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a
Note into Class A common stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another person which the Holder would have received if the Holder had converted the Holder's Notes immediately prior to the transaction.

                  In lieu of delivery of shares of the Company's Class A common stock upon notice of conversion of any Notes (for all or any portion of the Notes), the Company may elect to pay Holders surrendering Notes an amount in cash per Note (or a portion of a Note) equal to the average sale price of the Company's Class A common stock for the five consecutive Trading Days immediately following either (a) the date of the notice of the Company's election to deliver cash as described below if it has not given notice of redemption, or (b) the Conversion Date, in the case of conversion following the notice of redemption specifying that the Company intends to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on that date. The Company will inform the Holders through the Trustee no later than two Business Days following receipt of conversion notice of its election to deliver shares of the Company's Class A common stock or to pay cash in lieu of delivery of the shares, unless the Company has already informed Holders of its election in connection with the optional redemption of the Notes. If the Company elects to deliver all of such payment in shares of Class A common stock, the shares will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of the Class A common stock, will be made to Holders surrendering Notes no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default, as described in the Indenture (other than a default in a cash payment upon conversion of the Notes), has occurred and is continuing, the Company may not pay cash upon conversion of any Notes or portion of a Note (other than cash for fractional shares).

         Event of Default

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         Amendment and Waiver

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past Defaults under the Indenture and the Notes and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  Certificated Notes shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Notes, if any, if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if it ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, (y) the Company decides to discontinue use of the system of book-entry transfer though the Depositary (or any successor depositary) or (z) there shall have occurred and be continuing an Event of Default and the Note Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

                  Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                CONVERSION NOTICE

To convert this Note into Class A common stock of the Company, check the box:

                                       [ ]

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$-----------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax ID no.)

------------------------------------

------------------------------------

------------------------------------

------------------------------------


                  (Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                         Your Signature:
       ---------------------                 --------------------------------

--------------------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 1010 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 1010 as applicable, of the Indenture, state the amount (in original principal amount):

                                $ ---------------



Date:                         Your Signature:
       ---------------------                 --------------------------------

(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                      ----------------------------------------------------------

                  [Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                  SECTION 2.3. Applicability of Provisions Regarding Form of
                               ---------------------------------------------
                               Subsidiary Guarantee.
                               ---------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 204 of the Base Indenture shall not apply.

                  SECTION 2.4. Applicability of Provisions Regarding Form of
                               ---------------------------------------------
                               Legend for Global Securities.
                               ----------------------------


                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 205 of the Base Indenture, shall not apply.

                  SECTION 2.5. Applicability of Provisions Regarding Form of
                               ---------------------------------------------
                               Trustee's Certificate of Authentication.
                               ---------------------------------------


                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Notes, Section 206 of the Base Indenture, shall not apply to the Notes.

                  SECTION 2.6. Execution, Authentication, Delivery and
                               ---------------------------------------
                               Discharge.
                               ---------


         Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 303 of the Base Indenture shall be replaced in its entirety with the following:

                  Section 303 Execution, Authentication, Delivery and Discharge.
                              -------------------------------------------------

                  The Notes shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee (with or without Guarantees, if applicable, endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes as provided in this Indenture and not otherwise.

                  Each Note shall be dated the date of its authentication.

                  No Note endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

                  If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates such Note such Note shall be valid nevertheless.

                  SECTION 2.7. Registration, Registration of Transfer and
                               ------------------------------------------
                               Exchange.
                               --------


         Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 305 of the Base Indenture shall be replaced in its entirety with the following:

                  Section 305. Registration, Registration of Transfer and
                               ------------------------------------------
                               Exchange.
                               --------

                  The Company shall cause the Trustee to keep, so long as it is the Note Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee shall initially be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Note Registrar or appoint one or more co-Note Registrars without notice.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Notes) authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

                  Furthermore, any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Note shall be required to be reflected in a book entry.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Notes) authenticate and make available for delivery, Notes of the same series which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 306, 906, 1010 or 1108 not involving any transfer.

                  The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under
Section 1104 and ending at the close of business on the day of such mailing or
(b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

                  Every Note shall be subject to the restrictions set forth in this Section 305, and the Holder of each Note, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

                  Except as provided in the preceding paragraph, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 305,
Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Note and bear the legend specified in Section 202.

                  SECTION 2.8. Satisfaction and Discharge.
                               ---------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Four of the Base Indenture shall be replaced in its entirety with the following:

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  Section 401. Satisfaction and Discharge of Indenture.
                               ---------------------------------------

                  When (i) the Company delivers to the Trustee all Notes then Outstanding (other than Notes replaced pursuant to Section 306) for cancellation or (ii) all Notes then Outstanding have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Notes or the Indenture, Class A common stock sufficient to pay all amounts due and owing on all Notes then Outstanding (other than Notes replaced pursuant to Section 306), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 607, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  Section 402. Repayment to the Company.
                               ------------------------

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                  SECTION 2.9. Events of Default.
                               ------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Five of the Base Indenture shall be replaced in its entirety with the following:

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 501. Events of Default.
                               -----------------

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days (whether or not prohibited by the subordination provisions of this Indenture);

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, conversion, optional or mandatory redemption, required repurchase or otherwise) (whether or not prohibited by the subordination provisions of this Indenture);
(c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or
(y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Company shall have failed to consummate a Change in Control Offer in accordance with the provisions of Section 1010; or (iv) there shall have been a default by the Company in the performance of its obligations with respect to Conversion rights;

                  (d) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $20 million in principal amount, individually or in the aggregate, and either
(i) such default results from the failure to pay such Indebtedness at its stated final maturity or (ii) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

                  (e) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $20 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company or any Subsidiary or any of their respective properties and shall not be discharged or fully binded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (f) any holder or holders of at least $20 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                  (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment of or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (h) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

                  Section 502. Acceleration of Maturity; Rescission and
                               ----------------------------------------
Annulment.
----------


                  If an Event of Default (other than an Event of Default specified in Sections 501(g) and (h)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 501 occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.

                  After a declaration of acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all sums paid or advanced by the Trustee under
                  this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                           (ii) all overdue interest on all then Notes then
                  Outstanding,

                           (iii) the principal of and premium, if any, on any
                  Notes then Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                           (iv) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Notes;


                  (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                  Section 503. Collection of Indebtedness and Suits for
                               ----------------------------------------
                               Enforcement by Trustee.
                               ----------------------

                  The Company covenants that if

                  (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof or otherwise,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

                  Section 504. Trustee May File Proofs of Claim.
                               --------------------------------

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 505. Trustee May Enforce Claims without Possession of
                               ------------------------------------------------
                               Notes.
                               -----


                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  Section 506. Application of Money Collected.
                               ------------------------------

                  Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
Section 607;

                  SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  Section 507. Limitation on Suits.
                               -------------------

                  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Notes then Outstanding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

                  Section 508. Unconditional Right of Holders to Receive
                               -----------------------------------------
                               Principal, Premium and Interest.
                               --------------------------------


                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 509. Restoration of Rights and Remedies.
                               ----------------------------------

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 510. Rights and Remedies Cumulative.
                               ------------------------------

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 511. Delay or Omission Not Waiver.
                               ----------------------------

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 512. Control by Holders.
                               ------------------

                  The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507), expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

                  (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 513. Waiver of Past Defaults.
                               -----------------------

                  The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all Notes then Outstanding waive any past Default hereunder and its consequences, except a Default

                  (a) in the payment of the principal amount at maturity, accrued and unpaid interest, redemption price, Change in Control Purchase Price or obligation to deliver Class A common stock (or cash in lieu thereof) upon conversion with respect to any Note (which may only be waived with the consent of each Holder of the Notes affected); or

                  (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then Outstanding affected by such modification or amendment.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 514. Undertaking for Costs.
                               ---------------------

                  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                  Section 515. Waiver of Stay, Extension or Usury Laws.
                               ---------------------------------------

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 516. Remedies Subject to Applicable Law.
                               ----------------------------------

                  All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         SECTION 2.10. Merger, Conversion, Consolidation or Succession to
                       ---------------------------------------------------
                       Business.
                       ---------

         Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 612 of the Base Indenture shall be amended by replacing the word "night" where it appears in the second paragraph of such section with the word "right."

         SECTION 2.11. Applicability of Provisions Regarding Appointment of
                       ----------------------------------------------------
                       Authenticating Agent.
                       ---------------------

         Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 614 of the Base Indenture shall not apply to the Notes.

         SECTION 2.12. Consolidation, Merger, Sale or Conveyance.
                       ------------------------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Eight of the Base Indenture shall be replaced in its entirety with the following:

                                  ARTICLE EIGHT

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  Section 801. Company May Consolidate, etc., Only on Certain Terms.

                  (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

                           (i) either (a) the Company will be the continuing
                  corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, as the case may be, and the Notes and this Indenture will remain in full force and effect as so supplemented;

                           (ii) immediately before and immediately after giving
                  effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                           (iii) at the time of the transaction the Company or
                  the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Section 802. Successor Substituted.
                               ---------------------

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and/or the Notes, as the case may be, with the same effect as if such successor had been named as the Company herein and/or in the Notes, as the case may be, and the Company shall be discharged from all obligations and covenants under this Indenture and the Notes; provided that in the case of a transfer by lease or a sale of substantially all of the assets of the Company that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company, the predecessor shall not be released from the payment of principal and interest on the Notes.

         SECTION 2.13. Supplemental Indentures.
                       ------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Nine of the Base Indenture shall be replaced in its entirety with the following:

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  Section 901. Supplemental Indentures and Agreements without
                               ----------------------------------------------
                               Consent of Holders.
                               -------------------

                  Without the consent of any Holders, the Company and any other obligor under the Notes when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture or the Notes in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to comply with Article Eight or Section 1714 of this Indenture;

                  (c) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.;

                  (d) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the Holders or to add any other obligor upon the Notes, or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, herein, in the Notes;

                  (e) to make any change to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement or request of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

                  (f) to make any change that does not adversely affect the rights of any Holders (it being understood that any amendment described in clause (a) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the offering of the Notes will be deemed not to adversely affect the rights or interests of Holders);

                  (g) to evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes in accordance with Article Eight; or

                  (h) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder.

                  Section 902. Supplemental Indentures and Agreements with
                               -------------------------------------------
                               Consent of Holders.
                               -------------------

                  Except as permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Notes (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture or the Notes) or (ii) waive compliance with any provision in this Indenture or the Notes (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by Section 1012; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Note then Outstanding affected thereby:

                  (a) change the provisions of this Indenture that relate to modifying or amending this Indenture;

                  (b) reduce the principal amount, change the manner of calculation or the rate of accrual of Interest or change the Stated Maturity of principal or interest on any Note;

                  (c) reduce the Redemption Price, or Change in Control Purchase Price of any Note;

                  (d) make any Note payable in money or securities other than that stated in the Note;

                  (e) make any change in Section 508, Section 513 or this
Section 902, except to increase any percentage set forth therein;

                  (f) make any change that adversely affects the right to convert any Note;

                  (g) increase the Conversion Price, except as allowed by the Notes or hereunder;

                  (h) make any change that adversely affects the right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture;

                  (i) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder; or

                  (j) impair the right to institute suit for the enforcement of any payment with respect to the Notes or with respect to conversion of, the Notes.

                  Upon the written request of the Company, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

                  A Future Supplemental Indenture which changes or eliminates any covenant or other provision of the Base Indenture which has been expressly included solely for the benefit of one or more particular series of Securities (other than the Notes) under the Indenture, or which modifies the rights of the holders of Securities (other than the Notes) with respect to such covenant or provision shall be deemed not to affect the rights of the Noteholders.

                  Upon a Company Request accompanied by a copy of a Board Resolution authorizing the execution of any such Future Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of Such Future Supplemental Indenture.

                  It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture or agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 903. Execution of Supplemental Indentures and
                               ----------------------------------------
                               Agreements.
                               -----------

                  In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 603(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Section 904. Effect of Supplemental Indentures.
                               ---------------------------------

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 905. Conformity with Trust Indenture Act.
                               -----------------------------------

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 906. Reference in Notes to Supplemental Indentures.
                               ---------------------------------------------

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Notes then Outstanding.

                  Section 907. Notice of Supplemental Indentures.
                               ---------------------------------

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Note then Outstanding affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 2.14. Application of Certain Sections of the Indenture
                       ------------------------------------------------
                       Regarding Covenants of the Company.
                       -----------------------------------

                  The provisions of Section 1006, 1007, 1008 and 1009 of the Indenture shall not apply to the Notes or the Holders.

         SECTION 2.15. Purchase of Notes upon a Change in Control.
                       -------------------------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Section 1010 shall be added to added to the Indenture as follows:

                  Section 1010. Purchase of Notes upon a Change in Control.
                                ------------------------------------------

                  (a) If a Change in Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below in this Section 1010 (the "Change in Control Offer") and in accordance with the other procedures set forth this
Section 1010.

                  (b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Noteholder and shall state:

                      (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                      (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1010 must be given;

                      (3)      the Change in Control Purchase Date;

                      (4) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of interest, if any, that will be accrued and payable with respect to the Notes as of the Change in Control Purchase Date;

                      (5) the name and address of the Paying Agent and the Conversion Agent;

                      (6) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

                      (7) that Notes as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 17 hereof only if the

                               Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                      (8) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

                      (9) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid promptly following the Change in Control Purchase;

                      (10) briefly, the procedures the Holder must follow to exercise rights under this Section 1010;

                      (11)     briefly, the conversion rights of the Notes;

                      (12) the procedures for withdrawing a Change in Control Purchase Notice;

                      (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Notes surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                      (14)     the CUSIP number of the Notes.

                  (c) A Holder may exercise its rights specified in Section 1010(a) upon delivery of a written notice of purchase (a "Change in Control
                                                         ------------------
Purchase Notice") to the Paying Agent at any time prior to the close of business
----------------
on the Change in Control Purchase Date, stating:

                      (1) if certificated Notes have been issued, the certificate number of the Note which the Holder will deliver to be purchased;

                      (2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                      (3) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes.

                  The delivery of such Note to the Paying Agent prior to or on the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1010 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  (d) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change in Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change in Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Note tendered for purchase in accordance with the provisions of this Section 1010 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change in Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change in Control Purchase Notice at least one Business Day prior to the Change in Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

                  (e) The Company shall (i) not later than the Change in Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change in Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change in Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change in Control Offer on the Change in Control Purchase Date. For purposes of this Section 1010, the Company shall choose a Paying Agent which shall not be the Company.

                  (f) A tender made in response to a Change in Control Purchase Notice may be withdrawn if the Company receives, not later than the close of business on the Business Day prior to the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

                      (1)      the name of the Holder;

                      (2) if certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                      (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                      (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

                      (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (g) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change in Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                  (h) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change in Control Offer.

                  (i) Notwithstanding the foregoing, the Company will not be required to make a Change in Control Offer if a third party makes the Change in Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change in Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn under such Change in Control Offer.

         SECTION 2.16. Provision of Financial Statements.
                       ----------------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Section 1011 shall be added to added to the Indenture as follows:

                  Section 1011 Provision of Financial Statements.
                               ---------------------------------

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company and with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

         SECTION 2.17. Waiver of Certain Covenants.
                       ----------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Section 1012 shall be added to added to the Indenture as follows:

                  Section 1012 Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 and 1011, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 2.18. Redemption of Notes.
                       --------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Eleven of the Base Indenture shall be replaced in its entirety with the following:

                                   ARTICLE 11

                             REDEMPTION OF THE NOTES

                  Section 1101. Rights of Redemption.
                                --------------------

                  The Notes are subject to redemption at any time on or after May 7, 2005, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Price, specified in the form of Note, together with accrued and unpaid interest, if any, to (but excluding) the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

                  Section 1102. Applicability of Article.
                                ------------------------

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

                  Section 1103. Election to Redeem; Notice to Trustee.
                                -------------------------------------

                  The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

                  Section 1104. Selection by Trustee of Notes to Be Redeemed.
                                --------------------------------------------

                  If less than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by lot, or in its discretion, on a pro rata basis.

                  The Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  Section 1105. Notice of Redemption.
                                --------------------

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note Register.

                  All notices of redemption shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c)      the Conversion Rate;

                  (d)      the name and address of the Paying and Conversion
Agent;

                  (e) that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

                  (f) that Holders who want to convert Notes must satisfy the requirements set forth under the heading "Conversion" in the Notes;

                  (g) if less than all Notes then Outstanding are to be redeemed, the identification of the particular Notes to be redeemed;

                  (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (i) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (j) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

                  (k) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Notes are to be surrendered for payment of the Redemption Price;

                  (l) the CUSIP number, if any, relating to such Notes; and

                  (m) the procedures that a Holder must follow to surrender the Notes to be redeemed.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

                  The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                  Section 1106. Deposit of Redemption Price.
                                ---------------------------

                  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Notes so redeemed payment in an amount equal to the Redemption Price of the Notes purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

                  Section 1107. Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Holders will be required to surrender the Notes to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

                  Section 1108. Notes Redeemed or Purchased in Part.
                                -----------------------------------

                  Any Note which is to be redeemed or purchased only in part (whether pursuant to this Article Eleven or to Section 1010 hereof) shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

         SECTION 2.19.     Subordination of the Notes.
                           ---------------------------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Twelve of the Base Indenture shall be replaced in its entirety with the following:

                                   ARTICLE 12

                           SUBORDINATION OF THE NOTES

                  Section 1201. Notes Subordinate to Senior Indebtedness.
                                ----------------------------------------

                  The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on, the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness.

                  This Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  Section 1202. Payment Over of Proceeds Upon Dissolution, etc.
                                -----------------------------------------------

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                      (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness, that may be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article ("Permitted Junior Notes")) on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, other acquisition or conversion of, or in respect of, the Notes; and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), in respect of principal, premium, if any, and interest on the Notes before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Notes) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payments or distributions of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

                  Section 1203. Suspension of Payment When Designated Senior
                                --------------------------------------------
                                Indebtedness in Default.
                                ------------------------

                  (a) Unless Section 1202 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") and after the receipt by the Trustee from a Senior Representative of any Designated Senior Indebtedness of written notice of such default, no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, pursuant to Section 402 or 403 in this Indenture) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Notes) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes, or on account of the purchase, redemption, other acquisition or conversion of or in respect of, the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company shall (subject to the other provisions of this Article Twelve) resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 1202 shall be applicable, (1) upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and (2) after the receipt by the Trustee and the Company from a Senior Representative of any Designated Senior Indebtedness of written notice of such Non-payment

Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Sections 402 or 403 in this Indenture) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Notes) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Notes, or on account of the purchase, redemption, other acquisition or conversion of, or in respect of, the Notes for the period specified below ("Payment Blockage Period").

                  (c) The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.

                  (d) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

                  Section 1204. Payment Permitted if No Default.
                                -------------------------------

                  Nothing contained in this Article, elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, premium, if any, or interest on the Notes.

                  Section 1205. Subrogation to Rights of Holders of Senior
                                ------------------------------------------
                                Indebtedness.
                                -------------

                  After the payment in full, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on, the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  Section 1206. Provisions Solely to Define Relative Rights.
                                -------------------------------------------

                  The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1303, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1303(d).

                  Section 1207. Trustee to Effectuate Subordination.
                                -----------------------------------

                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

                  Section 1208. No Waiver of Subordination Provisions.
                                -------------------------------------

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

                  Section 1209. Notice to Trustee.
                                -----------------

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by noon, New York City time, on the Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the

Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 1210. Reliance on Judicial Orders or Certificates.
                                -------------------------------------------

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                  Section 1211. Rights of Trustee as a Holder of Senior
                                ---------------------------------------
                                Indebtedness; Preservation of Trustee's Rights.
                                -----------------------------------------------

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

                  Section 1212. rticle Applicable to Paying Agents.
                                ----------------------------------

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  Section 1213. No Suspension of Remedies.
                                -------------------------

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  Section 1214. Trustee's Relation to Senior Indebtedness.
                                -----------------------------------------

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in good faith mistakenly (absent negligence or willful misconduct) pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 2.20. Application of the Article of the Indenture Regarding
                       -----------------------------------------------------
                       Subsidiary Guarantee.
                       ---------------------

                  The provisions of Article Thirteen of the Base Indenture shall not apply to the Notes, and the Notes shall not be deemed guaranteed by any Subsidiary Guarantor.

         SECTION 2.21. Application of the Article of the Indenture Regarding
                       -----------------------------------------------------
                       Defeasance and Covenant Defeasance.
                       -----------------------------------

                  The provisions of Article Fifteen of the Base Indenture shall not apply to the Notes.

         SECTION 2.22. Applicability of the Article of the Indenture Regarding
                       -------------------------------------------------------
                       Sinking Funds.
                       --------------

                  The provisions of Article Sixteen of the Base Indenture shall not apply to the Notes.

         SECTION 2.23. Conversion.
                       ----------

                  Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Article Seventeen shall be added to added to the Indenture as follows:

                                ARTICLE SEVENTEEN

                             CONVERSION OF THE NOTES

                  Section 1701. Conversion Privilege.
                                --------------------

                  A Holder of a Note may convert such Note into Class A common stock at any time during the period stated under the heading "Conversion" set forth in the Notes. The number of shares of Class A common stock issuable upon conversion of a Note per $1,000 of principal amount thereof (the "Conversion Rate") shall be that set forth under the heading "Conversion" in the Notes, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the principal amount of a
Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  "Average Sale Price" means the average of the Sale Prices of the Class A common stock for the shorter of

                           (i) 30 consecutive Trading Days ending on the last
                  full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                           (ii) the period (x) commencing on the date next
                  succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or

                           (iii) the period, if any, (x) commencing on the date
                  next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 1706(4), 1707 or 1708 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1706(1),
(2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Class A common stock during such period.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 1707 or 1708 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Class A common stock is then listed or quoted.

                  Section 1702. Conversion Procedure.
                                --------------------

                  To convert a Note a Holder must satisfy the applicable requirements under the heading "Conversion" of the Notes for such Note to be convertible. The date on which the Holder satisfies all those requirements is the Conversion Date (the "Conversion Date"). As soon as practicable after the Conversion Date (but in no event later than as set forth in the Notes), the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Class A common stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 1703. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A common stock upon such conversion as the record holder or holders of such shares of Class A common stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A common stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Class A common stock except as provided in this Article Seventeen. On conversion of a Note, a Holder will not receive any cash payment of interest representing accrued and unpaid interest, except as described below. Delivery to the holder of the full number of shares of Class A common stock into which the Note is convertible, together with any cash payment of such Holder's fractional shares, will be deemed: (i) to satisfy the Company's obligation to pay the principal amount of the Note; and (ii) to satisfy the Company's obligation to pay accrued and unpaid interest attributable to the period from the date of the most recent interest payment through the Conversion Date. As a result, accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest, if any, will be payable upon any conversion of Notes at the option of the Holder made concurrently with or after acceleration of the Notes following an

Event of Default described in the Indenture. Holders of Notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion and such Notes (except Notes called for redemption) upon surrender must be accompanied by funds equal to the amount of semiannual interest payable on the principal amount of Notes so converted.

                  If the Holder converts more than one Note at the same time, the number of shares of Class A common stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

                  If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

                  Section 1703. Fractional Shares.
                                -----------------

                  The Company will not issue a fractional share of Class A common stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Class A common stock, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                  Section 1704. Taxes on Conversion.
                                -------------------

                  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A common stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Class A common stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  Section 1705. Company to Provide Stock.
                                ------------------------

                  The Company shall, prior to issuance of any Class A common stock under this Article Four, and from time to time as may be necessary, reserve out of its authorized but unissued Class A common stock a sufficient number of shares of Class A common stock to permit the conversion of the Notes.

                  All shares of Class A common stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim created by the Company.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A common stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Class A common stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A common stock is then principally listed or quoted.

                  Section 1706. Adjustment for Change In Capital Stock.
                                --------------------------------------

                  If, after the Issue Date of the Notes, the Company:

                      (1) pays a dividend or makes a distribution on its Class A common stock in shares of its Class A common stock;

                      (2) subdivides its outstanding shares of Class A common stock into a greater number of shares;

                      (3) combines its outstanding shares of Class A common stock into a smaller number of shares;

                      (4) pays a dividend or makes a distribution on its Class A common stock in shares of its Capital Stock (other than Class A common stock or rights, warrants or options for its Capital Stock);

                      (5) issues by reclassification of its Class A common stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), or then the conversion privilege, Conversion Price and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Four with respect to the Class A common stock, on terms comparable to those applicable to Class A common stock in this Article Four.

                  Section 1707. Adjustment for Rights Issue.
                                ---------------------------

                  If after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Class A common stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Class A common stock at a price per share less than the Sale Price of the Class A common stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

         R'  =  R  x      (O + N)
                     ---------------------
                        (O + (N x P)/M)
where:
R' = the adjusted Conversion Rate.

R = the current Conversion Rate.

O = the number of shares of Class A common stock outstanding on the record date for the distribution to which this Section 1707 is being applied.

N = the number of additional shares of Class A common stock offered pursuant to the distribution.

P = the offering price per share of the additional shares.

M = the Average Sale Price, minus, in the case of (i) a distribution to which
Section 1706(4) applies or (ii) a distribution to which Section 1708 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1707 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1707 applies, the Fair Market Value (on the record date for the distribution to which this Section 1707 applies) of the

                      (1) Capital Stock of the Company distributed in respect of each share of Class A common stock in such Section 1706(4) distribution and

                      (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Class A common stock in such Section 1708 distribution.

                  The Board of Directors shall determine Fair Market Values for the purposes of this Section 1707.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1707 applies. If all of the shares of Class A common stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Class A common stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 1707 if the application of the formula stated above in this Section 1707 would result in a value of R' that is equal to or less than the value of R.

                  Section 1708. Adjustment for Other Distributions.
                                ----------------------------------

                  (a) If, after the Issue Date of the Notes, the Company distributes to all holders of its Class A common stock any of its assets (including shares of Capital Stock of a Subsidiary) excluding distributions of Capital Stock or equity interests referred to in Section 1708(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1706 and distributions of rights, warrants or options referred to in Section 1707 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 1708(c), in accordance with the formula:

R'  =    R x M
         -----
         M - F
where:

R' = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the Average Sale Price, minus, in the case of a distribution to which
Section 1706(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1708(a) applies and
(ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1708(a) applies, the Fair Market Value (on the record date for the distribution to which this Section 1708(a) applies) of any Capital Stock of the Company distributed in respect of each share of Class A common stock in such Section 1706(4) distribution.

F = the Fair Market Value (on the record date for the distribution to which this Section 1708(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Class A common stock in the distribution to which this Section 1708(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine Fair Market Values for the purposes of this Section 1708(a).

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1708(a) applies.

                  For purposes of this Section 1708(a), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Class A common stock the amount of which, together with the aggregate amount of cash dividends on the Class A common stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Class A common stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Class A common stock shall mean the cash dividends on the Class A common stock with Ex-Dividend Times occurring in the Measurement Period.

                           (i) If, upon the date prior to the Ex-Dividend Time
                  with respect to a cash dividend on the Class A common stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of 5% of the Sale Price of the Class A common stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this
                  Section 1708(a), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 1708(a).

                  In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in
Section 1706.

                  (b) If, after the Issue Date of the Notes, the Company pays a dividend or makes a distribution to all holders of its Class A common stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

R' = R x (1 + F/M) where:

R' = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the average of the Post-Distribution Prices of the Class A common stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

F = the Fair Market Value of the securities distributed in respect of each share of Class A common stock for which this Section 1708(b) shall mean the number of securities distributed in respect of each share of Class A common stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

                  "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Notes Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Notes Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  (c) In the event that, with respect to any distribution to which Section 1708(a) would otherwise apply, the difference "M-F" as defined in the formula set forth in Section 1708(a) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 1708(a) shall not be made and in lieu thereof the provisions of Section 1714 shall apply to such distribution.

                  Section 1709. When Adjustment May Be Deferred.
                                -------------------------------

                  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Four shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  Section 1710. When No Adjustment Required.
                                ---------------------------

                  No adjustment need be made for a transaction referred to in
Section 1706, 1707, 1708 or 1714 if Noteholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A common stock participate in the transaction and such Holders are not required to convert.

                  No adjustment need be made for rights to purchase Class A common stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Class A common stock.

                  Section 1711. Notice of Adjustment.
                                --------------------

                  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  Section 1712.  Voluntary Increase.
                                 ------------------

                  The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased pursuant to this Section 1712, the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1706, 1707 or 1708.

                  Section 1713. Notice of Certain Transactions.  If:
                                ------------------------------

                  (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1706, 1707 or 1708 (unless no adjustment is to occur pursuant to Section 1710); or

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 1714; or

                  (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 20 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                 Section 1714. Reorganization of Company; Special Distributions.
                               -------------------------------------------------

                  If the Company is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Class A common stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Class A common stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Noteholders a notice briefly describing the supplemental indenture.

                  If this Section applies, neither Section 1706 nor 1707 applies.

                  If the Company makes a distribution to all holders of its Class A common stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 1708(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1708, then, from and after the record date for determining the holders of Class A common stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Class A common stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Class A common stock entitled to receive the distribution.

                  Section 1715. Company Determination Final.
                                ---------------------------

                  Any determination that the Company or the Board of Directors must make pursuant to Section 1703, 1706, 1707, 1708, 1709, 1710, 1714 or 1717
is conclusive.

                  Section 1716. Trustee's Adjustment Disclaimer.
                                -------------------------------

                  The Trustee has no duty to determine when an adjustment under this Article Four should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under
Section 1714 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Four. Each Conversion Agent shall have the same protection under this Section 1716 as the Trustee.

                  Section 1717. Simultaneous Adjustments.
                                ------------------------

                  In the event that this Article Four requires adjustments to the Conversion Rate under more than one of Sections 1706(4), 1707 or 1708, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1706, second, the provisions of Section 1708 and, third, the provisions of Section 1707.

                  Section 1718. Successive Adjustments.
                                ----------------------

                  After an adjustment to the Conversion Rate under this Article Four, any subsequent event requiring an adjustment under this Article Four shall cause an adjustment to the Conversion Rate as so adjusted.

                  Section 1719. Rights Issued in Respect of Class A common
                                ------------------------------------------
                                stock Issued Upon Conversion.
                                -----------------------------

                  Each share of Class A common stock issued upon conversion of Notes pursuant to this Article Seventeen shall be entitled to receive the appropriate number of Class A common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Class A common stock are entitled to receive and the certificates representing the Class A common stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Class A common stock issued by the Company (including those that might be issued upon conversion of Notes) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Four, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Notes as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                  Section 1720. Cash in Lieu of Class A Stock at the Company's
                                ----------------------------------------------
                                Option upon Conversion.
                                -----------------------

                  In lieu of delivery of shares of our Class A common stock upon notice of conversion of any Notes (for all or any portion of the Notes), the Company may elect to pay Holders surrendering Notes an amount in cash per Note (or a portion of a Note) as set forth in the Note.

                                 ARTICLE THREE

                                  MISCELLANEOUS

         SECTION 3.1. Independence of Covenants.
                      --------------------------

                  All covenants and agreements in this First Supplemental Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 3.2. Schedules and Exhibits.
                      -----------------------

                  All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

         SECTION 3.3. Counterparts.
                      -------------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4. Ratification.
                      -------------

                  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

         SECTION 3.5. Construction.
                      -------------

             As used in this First Supplemental Indenture, unless otherwise stated or unless context otherwise implies, the terms "herein," "hereof," "this Indenture" and "the Indenture" when used to refer to a document reference are intended to refer to the Base Indenture together with this First Supplemental Indenture.

         SECTION 3.6. Effectiveness.
                      --------------

             The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                            Sonic Automotive, Inc.

                            By:
                                  --------------------------------------------
                                  Name:  Theodore M. Wright
                                  Title:  Vice President, Treasurer and Chief
                                           Financial Officer

Attest:
         -----------------------
Name:  Stephen K. Coss
Title:  Vice President, General
        Counsel and Secretary

                            U.S. BANK NATIONAL ASSOCIATION

                            By:
                                 ---------------------------------------------
                                 Name:
                                 Title: